Share Pledge Agreement

This Agreement is executed by:

      (1) Pledgeor (hereinafter referred to as Party A): Dalian Fushi Enterprise Group Co., Ltd., an enterprise registered in Dalian, PRC with a the registration number of 2102002009195 on its legal and valid Business License; Yang Yue, a citizen of PRC with ID Card number of 210105681115317; Yang Xishan, a citizen of PRC with ID Card number of 211202391010301; Xu Chunyan, a citizen of PRC with ID Card number of 210221571122078; and

      (2) Pledgee (hereinafter referred to as Party B): Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd., a wholly foreign-owned enterprise registered in Dalian, PRC, and the registration number of its legal and valid Business License is 013282, on the 13th day of December 2005 in Dalian, China.

      Whereas:

           1. Party A consists of all of the shareholders of Dalian Fushi Bimetallic Manufacturing Co., Ltd. (hereinafter referred to as Dalian Fushi Company), who legally hold all of the shares of Dalian Fushi Company, of which Dalian Fushi Enterprise Group Co., Ltd. holds 87.73%, Yang Yue10%, Yang Xishan 1.64% and Xu Chunyan 0.63%, representing100% of the capital stock of Dalian Fushi Company. Dalian Fushi Enterprise Group Co., Ltd., Yang Yue, Yang Xishan and Xu Chunyan shall act concurrently as an unitary actor under this Agreement.

           2. Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd. (hereinafter referred to as Party B) is a wholly foreign-owned enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 013282 and its legal registered address is No.50 Anshan Road, Shahekou District, Dalian.

           3. Dalian Fushi Company is an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 2102131105371 and its legal registered address is No. 999 Wuyi Road, Jinzhou District, Dalian.

           4. Party B intends to acquire all of the equity interests or assets of Dalian Fushi Company. Prior to the completion of such acquisition, Party A agreed to sell


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the primary production machines to Party B, lease the remaining machines and most of its land and manufacturing plants to Party B. In addition, Party A agreed to entrust the management and operation of Dalian Fushi Company to Party
B. In order to protect the interests of Party B, Party A agrees to pledge the 100% shares of Dalian Fushi they own to Party B.

     5. Party B accepts the pledge of these shares by Party A.

     Therefore, in accordance with applicable laws and regulations of the People's Republic of China, the Parties hereto reach the Agreement through friendly negotiation in the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

      The shares are being pledged to guarantee all of the rights and interests Party A is entitled to under all the agreements by and among Party A and Party B.

Article 2 Pledged Properties

      The pledge properties are 100% of the shares of Dalian Fushi Compay that are currently held by Party A and the proceeds thereof.

Article 3 Scope of Guaranteed Obligations

      The scope of the guaranteed obligations is all rights and interests Party A is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

      Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Dalian Administration for Industry and Commerce concerning the pledged shares.

Article 5 Transfer of Pledged Shares

      Party A shall not transfer any of the pledged shares without the permission of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

      6.1 This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

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      6.2   Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties' consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

      The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

      Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall deemed breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

      The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC") in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

      10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

      10.2 In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

      11.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

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      11.2  The Agreement shall be executed in five copies, both in Chinese and
            English. Either party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force. In the event of any conflict between the two versions, the Chinese version shall prevail.

      11.3 In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.





















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    [No Text Below, Signature Page Only]

    Party A:

      Dalian Fushi Enterprise Group Co., Ltd. (seal)
      Authorized representative:
      (signature)


      Yang Yue(signature)


      Yang Xishan(signature)


      Xu Chunyan(signature)



    Party B: Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd

      (seal)

      Authorized representative:
      (signature)











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